                                                                  EXECUTION COPY

                                  COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                         NORTHERN BORDER PARTNERS, L.P.

                             UNDERWRITING AGREEMENT

                                                                November 1, 2000

PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership") proposes to sell common units representing limited partner interests in the Partnership (the "Common Units") in an aggregate amount of 1,875,000 Common Units (the "Firm Units") to PaineWebber Incorporated, Salomon Smith Barney Inc. and Lehman Brothers Inc. (collectively, the "Underwriters"). Each Underwriter shall purchase that number of Firm Units set forth opposite its name in Schedule I. The Partnership has also agreed to grant to the Underwriters an option ("Option") to purchase up to an additional 281,250 Common Units (the "Option Units") on the terms and for the purposes set forth in Section 1(b). The Firm Units and the Option Units are hereinafter referred to as the "Units."

         The public offering price per Common Unit for the Units and the purchase price per Common Unit for the Units to be paid by the Underwriters shall be agreed upon by the Partnership and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Partnership and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

         Each of the Partnership and Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership") confirms as follows its agreements with the Underwriters.
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         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties and agreements of the Partnership and the Intermediate Partnership herein contained and subject to all the terms and conditions of this Agreement, the Partnership agrees to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership at the purchase price per Common Unit for the Units to be agreed upon by the Underwriters and the Partnership in accordance with Section 1(b) or 1(c) hereof and set forth in the Price Determination Agreement, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule I may be attached to the Price Determination Agreement.

                  (b) Subject to all the terms and conditions of this Agreement, the Partnership grants the Option to the several Underwriters to purchase, severally and not jointly, up to 281,250 Option Units from the Partnership at the same price per Common Unit as the Underwriters shall pay for the Firm Units. The Option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Price Determination Agreement, upon written or telegraphic notice (the "Option Units Notice") by the Underwriters to the Partnership no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Units Notice (the "Option Closing Date") setting forth the aggregate number of Option Units to be purchased and the time and date for such purchase. On the Option Closing Date, the Partnership will issue and sell to the Underwriters the number of Option Units set forth in the Option Units Notice, and each Underwriter will purchase the percentage of the Option Units as is equal to the percentage of Firm Units that such Underwriter is purchasing, as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional Common Units.

                  (c) The public offering price per Common Unit for the Firm Units and the purchase price per Common Unit for the Firm Units to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which this agreement is executed, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 7 shall remain in effect.

         2.       Delivery and Payment.

                  (a) Delivery of the Units shall be made to the Underwriters at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Partnership to the Underwriters at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made

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         at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Units to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Partnership and the Underwriters (such date is hereinafter referred to as the "Closing Date").

                  (b) To the extent the Option is exercised, delivery of the Option Units against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Units Notice.

                  (c) Certificates evidencing the Units shall be in definitive form and shall be registered in such names and in such denominations as the Underwriters shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Partnership. For the purpose of expediting the checking and packaging of certificates for the Units, the Partnership agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

                  (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Units and Option Units by the Partnership to the respective Underwriters shall be borne by the Partnership. The Partnership will pay and save the Underwriters and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Units and Option Units.

         3. Representations and Warranties of the Partnership and the Intermediate Partnership. Each of the Partnership and the Intermediate Partnership jointly and severally represents, warrants and covenants to the Underwriters that:

                  (a) The Partnership meets the requirements for use of Form S-3 and the registration statement (Registration No. 333-72323) on Form S-3 relating to the Units (and such amendments to such registration statement as may have been required to the date of this Agreement) has been prepared by the Partnership in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement has been declared effective by the Commission. Copies of such registration statement and amendments have been delivered to the Underwriters. The term "Registration Statement" means, collectively, the registration statement on Form S-3 referred to above, including all financial statements and exhibits, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 430A and Rule 434 of the Rules and Regulations, or otherwise, and any registration statement filed under Rule 462 of the Rules and Regulations as such registration statement may be amended from time to time. The term "Prospectus" means the prospectus constituting a part of the Registration Statement and any amendments or supplements to such prospectus through the date hereof, including without limitation the prospectus supplement filed with the Commission in connection with the proposed sale of Units contemplated by this Agreement (the "Prospectus Supplement"); provided, however, that if any revised prospectus or prospectus supplement, including the Prospectus Supplement, shall be provided to the Underwriters by the Partnership for use in connection with the offering of the Units that differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Prospectus, and deemed to be incorporated therein by reference.

                  (b) On the date the Registration Statement was declared effective by the Commission (the "Effective Date"), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Partnership shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus or the Registration Statement, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement the only information relating to the Underwriters furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement or the Prospectus are (i) the stabilization legend inside the front cover of the Prospectus Supplement, (ii) the amounts of the selling commission and reallowance set forth in the section captioned "Underwriting" of the Prospectus Supplement; (iii) the number of Common Units to be purchased by each Underwriter set forth in the section captioned "Underwriting" in the Prospectus Supplement and (iv) the last paragraph of the section captioned "Underwriting" in the Prospectus Supplement. The Partnership has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement and the Prospectus.

                  (c) The documents which are incorporated by reference in the Registration Statement and the Prospectus or from which information is so incorporated by reference (collectively, the "Exchange Act Documents"), when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Closing Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

                  (d) The only significant subsidiaries (as defined in Regulation S-X under the Act) of the Partnership are the Intermediate Partnership, Northern Border Pipeline Company, a Texas general partnership ("Northern Border Pipeline") and Crestone Energy Ventures, L.L.C., a Delaware limited liability company ("Crestone") (collectively, the "Subsidiaries"). Each Subsidiary was duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Subsidiaries has, and at the Closing Date will have, full power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon such Subsidiary or subject such Subsidiary or the Partnership to any material liability or disability. All of the outstanding interests of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, encumbrances and claims whatsoever. Crestone owns (i) all of the membership interests in Crestone Gathering Services, L.L.C., Crestone Wind River, L.L.C. and Crestone Powder River, L.L.C. and (ii) a 49% common membership interest in and preferred shares of Bighorn Gas Gathering, L.L.C. ("Bighorn"),
         (iii) a 33.33% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company, and (iv) a 35% membership interest in Lost Creek Gathering, L.L.C., a Delaware limited liability company, in each case free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus).

                  (e) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all necessary partnership power and authority to own or lease the properties it owns or leases and to conduct the business it conducts in each case in all material respects as described in the Registration Statement and the Prospectus, and is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the failure so to qualify or register would have a material adverse effect upon the Partnership or subject the Partnership or the limited partners of the Partnership to any material liability or disability.

                  (f) Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains") and wholly owned subsidiary of Enron Corp., an Oregon corporation ("Enron"), Pan Border Gas Company, a Delaware corporation ("Pan Border") and wholly owned subsidiary of Northern Plains, and Northwest Border Pipeline Company, a Delaware corporation ("Northwest Border") and wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation ("Williams") (collectively, the "General Partners") are the only general partners of the Partnership with general partner interests in the Partnership of 1.0% in the aggregate; such general partner interests are duly authorized by the Agreement of Limited Partnership of the Partnership (as it may be amended or restated at the Effective Date, the "Partnership Agreement"), and were validly issued to the General Partners and are fully paid (to the extent required under the Partnership Agreement).

                  (g) The General Partners are the sole general partners of the Intermediate Partnership with general partner interests in the Intermediate Partnership of 1.0101% in the aggregate subject to the provisions of the Agreement of Limited Partnership of the Intermediate Partnership (the "Intermediate Partnership Agreement"); such general partner interests are duly authorized by the Intermediate Partnership Agreement and were validly issued to the General Partners and fully paid (to the extent required under the Intermediate Partnership Agreement) (the Intermediate Partnership Agreement and the Partnership Agreement are herein collectively referred to as the "Partnership Agreements"). Complete and correct copies of the certificate of limited partnership for each of the Partnership and the Intermediate Partnership and of the Partnership Agreements, and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                  (h) The limited partners of the Partnership hold limited partner interests in the Partnership aggregating 99.0%, such limited partner interests being represented by 29,347,313 Common Units (the "Limited Partner Units"); such limited partner interests are the only limited partner interests of the Partnership that are issued and outstanding; the Limited Partner Units and the limited partner interests represented thereby are authorized by the Partnership Agreement, were validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Section 17-607 of the Delaware Act).

                  (i) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is authorized by the Intermediate Partnership Agreement, was validly issued in accordance with the Intermediate Partnership Agreement and is fully paid and non-assessable (except as described in the Intermediate Partnership Agreement and except as set forth in Section 17-607 of the Delaware Act); the Partnership owns, directly or indirectly, such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Registration Statement or Prospectus).

                  (j) Except as described in the Registration Statement or the Prospectus and except for (i) rights granted pursuant to that certain Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc., (ii) rights granted pursuant to that certain Exchange Agreement dated December 29, 1997 between the Partnership and Central Pacific Resources Partnership, and (iii) restrictions on transfer of securities issued by the Partnership in reliance on Section 4(2) of the Act, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Intermediate Partnership pursuant to either of the Partnership Agreements or other governing documents or any agreement or other instrument to which the Partnership or the Intermediate Partnership is a party or by which either of them may be bound. The Common Units conform in all material respects to the description of the Common Units contained in the Prospectus. Except as described above, there are no outstanding options or warrants to purchase any Common Units.

                  (k) None of the Partnership, the Intermediate Partnership, or Northern Border Pipeline, has sustained since the date of the latest audited financial statements incorporated by reference in the Registration Statement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the capitalization or long-term debt of the Partnership, the Intermediate Partnership, or Northern Border Pipeline or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Partnership, the Intermediate Partnership or Northern Border Pipeline, otherwise than as set forth or contemplated in the Prospectus.

                  (l) Northern Border Pipeline has good and indefeasible title to all real and personal property necessary to own and operate the Pipeline System (as defined in the Prospectus) in all material respects as described in the Prospectus, free and clear of all liens, claims, encumbrances and defects except (1) as described in the Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of the Pipeline System or materially increase the cost of operation or ownership of the Pipeline System, provided that, (a) with respect to the gas transmission pipelines and right-of-way interests related thereto (the "Pipeline Properties") the foregoing shall only constitute a representation that, except as described in the Prospectus, (i) Northern Border Pipeline has sufficient title to enable it to use such Pipeline Properties in its business as they have been used in the past and as are proposed to be used in the future as described in the Prospectus and (ii) any lack of title has not had and will not have any material adverse effect on the ability of Northern Border Pipeline to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future as described in the Prospectus and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, such real property, buildings and equipment are held by Northern Border Pipeline under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

                  (m) The sale of the Units by the Partnership and the compliance by the Partnership and the Intermediate Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus to be consummated at the Closing Date will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership, the Intermediate Partnership, or Northern Border Pipeline is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, nor will such action result in any violation of the provisions of the agreement of limited partnership or other governing documents of any of the Partnership, the Intermediate Partnership or Northern Border Pipeline or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Units or the consummation by the Partnership or the Intermediate Partnership of the transactions contemplated herein and in the Prospectus to be consummated at the Closing Date, except for (i) the registration under the Act of the offer and sale of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters, and (ii) such consents, approvals, authorizations, orders, registrations or qualifications (A) as have been obtained or will be obtained prior to the Closing Date or
         (B) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the holders of Common Units or the consolidated financial position or results of operations or prospects of any of the Partnership, the Intermediate Partnership, any of the General Partners or Northern Border Pipeline. The offering and sale of Units as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Units or other securities of the Partnership.

                  (n) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership, the Intermediate Partnership or Northern Border Pipeline is a party or of which any of their respective properties is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations or prospects of any of the Partnership, the Intermediate Partnership, or Northern Border Pipeline; and, to the best of the Partnership's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (o) Arthur Andersen L.L.P., who have certified certain financial statements of Northern Border Pipeline, are independent public accountants with respect to Northern Border Pipeline, the Intermediate Partnership and the Partnership as required by the Act and the rules and regulations of the Commission thereunder;

                  (p) (i) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership and constitutes the valid and binding agreement of each such person,
         (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms, and (iii) the Intermediate Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against the General Partners in accordance with its terms, except as the enforceability of the Partnership Agreements may be affected by (A) the matters described in the Prospectus and the Exchange Act Documents and (B) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                  (q) Each of the Partnership, the Intermediate Partnership and Northern Border Pipeline carries, or is covered by, insurance in such amounts and covering such risks as is customarily obtained by businesses similarly situated, taking into account self-insurance.

                  (r) None of the Partnership, the Intermediate Partnership or Northern Border Pipeline is in, nor will consummation of the transactions contemplated herein or in the Prospectus to be consummated at the Closing Date result in: (i) violation of its agreement of limited or general partnership; or (ii) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any material agreement, indenture or instrument to which it or its property may be subject, or violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, which default or violation, individually or in the aggregate, could have a material adverse effect on the holders of Common Units or the consolidated financial position or results of operations or prospects of any of the Partnership, the Intermediate Partnership or Northern Border Pipeline; and, except as described in the Prospectus, none has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (s) Neither the Partnership nor the Intermediate Partnership is, or at the Time of Delivery will be, (a) a "holding company" or "affiliate" of a holding company (other than an exempt holding company) or public utility, as defined in the Public Utility Holding Company Act of 1935 or (b) an "investment company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

                  (t) Except as described in the Prospectus, the Partnership, the Intermediate Partnership and Northern Border Pipeline possess, and are operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership, the Intermediate Partnership or Northern Border Pipeline to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of the Partnership, the Intermediate Partnership and Northern Border Pipeline has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect upon the ability of the Partnership, the Intermediate Partnership or Northern Border Pipeline to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted.

                  (u) Neither the Partnership nor the Intermediate Partnership has taken, and neither of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

                  (v) The financial statements of the Partnership (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (except as otherwise described therein) applied on a consistent basis throughout the periods involved.

                  (w) The Partnership maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Partnership, the Intermediate Partnership and Northern Border Pipeline (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership, the Intermediate Partnership and Northern Border Pipeline, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (y) In the ordinary course of its business, the Partnership, the Intermediate Partnership and Northern Border Pipeline conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership, the Intermediate Partnership and Northern Border Pipeline, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership, the Intermediate Partnership and the Subsidiaries, taken as a whole.

                  (z) The Partnership, the Intermediate Partnership and Northern Border Pipeline are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Partnership, the Intermediate Partnership or Northern Border Pipeline exists or, to the knowledge of the Partnership or the Intermediate Partnership, is imminent or threatened; and neither the Partnership nor the

         Intermediate Partnership is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership, the Intermediate Partnership and Northern Border Pipeline, taken as a whole.

                  (aa) The outstanding Common Units are listed for trading on the New York Stock Exchange, and the Common Units to be sold pursuant to this Agreement have been approved for listing on the New York Stock Exchange upon official notice of issuance.

         4. Agreements of the Partnership. The Partnership agrees with the several Underwriters as follows:

                  (a) The Partnership will not, either prior to the Closing Date or thereafter, during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or any dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

                  (b) The Partnership will notify the Underwriters promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
         (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (5) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Partnership will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriters promptly of all such filings.

                  (c) The Partnership will furnish to the Underwriters, without charge, upon request, one signed copy and the number of photocopies as may reasonably be requested of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and all documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus.

                  (d) The Partnership will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (e) On the Effective Date and thereafter from time to time, the Partnership will deliver to the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies thereof as the Underwriters may reasonably request. The Partnership shall not file any document under the Exchange Act before the completion of the distribution of the Common Units by the Underwriters (which includes the distribution of any Common Units pursuant to the Option, if exercised) if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

                  (f) Prior to any public offering of the Units by the Underwriters, the Partnership will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (g) During the period of three years commencing on the Closing Date, the Partnership will, upon request, furnish to the Underwriters a copy of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of its equity securities, and will furnish to the Underwriters who so request a copy of each annual or other report it shall be required to file with the Commission.

                  (h) The Partnership will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Partnership and the Intermediate Partnership under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits thereto and the Prospectus and any amendment or supplement thereto, (2) the preparation and delivery of certificates representing the Units, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, and any Dealer Agreements and the Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold,
         (5) the listing of the Units on the New York Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, if any, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(e), if any are so required, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Partnership the Intermediate Partnership or any of the General Partners, (9) the transfer agent for the Units and (10) the Accountants. The total aggregate amount for 3, 6 (only with respect to fees and disbursements of counsel) and 7 above shall not exceed $5,000.

                  (j) If this Agreement shall be terminated by the Partnership pursuant to any of the provisions hereof (other than pursuant to Section 8) or if for any reason the Partnership shall be unable to perform its obligations hereunder, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection.

                  (k) The Partnership will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Units to facilitate the sale or resale of any of the Units.

                  (l) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus Supplement under "Use of Proceeds."

                  (m) During the period of 90 days commencing at the Closing Date, the Partnership will not, without the prior written consent of PaineWebber Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Units or securities convertible into Common Units, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements.

                  (n) The Partnership will use its best efforts to cause each of its executive officers and each member of the Partnership Policy Committee who beneficially own, directly or indirectly, Common Units and each General Partner to enter into agreements with the Underwriters in the form set forth in Exhibit B to the effect that they will not, for a period of 90 days after the commencement of public offering of the Units, without prior written consent of PaineWebber Incorporated, sell, contract to sell or otherwise dispose of any Common Units or rights to acquire such Common Units.

         5.       Conditions of the Obligations of the Underwriters.
In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriters hereunder are subject to the following conditions:

                  (a) Confirmation that the Registration Statement is effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and
         (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and the Option Closing Date signed by the Chief Executive Officer of the Partnership and the Chief Financial Officer of the Partnership (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii), (iii) and (iv).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership, the Intermediate Partnership or Northern Border Pipeline whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) none of the Partnership, the Intermediate Partnership or Northern Border Pipeline shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the

         Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters at the public offering price.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against any of the Partnership, the Intermediate Partnership or Northern Border Pipeline or any of their respective general partners, officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of the Partnership, the Intermediate Partnership or Northern Border Pipeline.

                  (e) Each of the representations and warranties of the Partnership, and the Intermediate Partnership contained herein shall be true and correct in all material respects at the Closing Date, and with respect to the Option Units, at the Option Closing Date as if made at the Closing Date and, with respect to the Option Units, at the Option Closing Date and all covenants and agreements herein contained to be performed on the part of the Partnership, and the Intermediate Partnership and all conditions herein contained to be fulfilled or complied with by the Partnership and the Intermediate Partnership at or prior to the Closing Date, and with respect to the Option Units, at the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  (f) The Underwriters shall have received an opinion, dated the Closing Date, and with respect to the Option Units, at the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Vinson & Elkins, L.L.P., counsel to the Partnership and the Intermediate Partnership to the effect set forth in Exhibit C.

                  (g) The Underwriters shall have received an opinion, dated the Closing Date, and with respect to the Option Units, at the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Janet K. Place, Esq., General Counsel of Northern Plains, to the effect set forth in Exhibit D.

                  (h) The Underwriters shall have received an opinion, dated the Closing Date, and with respect to the Option Units, at the Option Closing Date, from Andrews & Kurth L.L.P., counsel to the Underwriters which opinion shall be satisfactory in all respects to the Underwriters.

                  (i) On the date of this Agreement, Arthur Andersen LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Partnership and the Intermediate Partnership as required by the Act and the Rules and Regulations, and with respect to certain financial information contained in the Registration Statement or incorporated by reference therein. At the Closing

         Date and, with respect to the Option Units, at the Option Closing Date, Arthur Andersen LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Arthur Andersen LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  (j) At the Closing Date and, with respect to the Option Units, at the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Partnership and the Intermediate Partnership, in form and substance satisfactory to the Underwriters, to the effect that:

                      (i) Each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and the Underwriting Agreement;

                      (ii) Each of the representations and warranties of the
                  Partnership and the Intermediate Partnership contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                      (iii) Each of the covenants required herein to be
                  performed by the Partnership or the Intermediate Partnership on or prior to the delivery of such certificate has been duly, timely and fully performed, each condition herein required to be complied with by the Partnership and the Intermediate Partnership on or prior to the date of such certificate has been duly, timely and fully complied with, and each other condition concurrent or precedent to the obligations of the Underwriters hereunder has been fulfilled; and

                      (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership, the Intermediate Partnership or Northern Border Pipeline, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Partnership, the Intermediate Partnership nor Northern Border Pipeline has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus; and such other matters as the Underwriters may reasonably request.

                  (k) On or prior to the Closing Date, the Underwriters shall have received waivers from each of the General Partners with respect to the preemptive rights set forth in Section 4.3 of the Partnership Agreement with respect to the Common Units to be sold pursuant to this Agreement.

                  (l) The Units shall be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (m) Prior to the Closing Date, the Units shall have been duly authorized for listing by the New York Stock Exchange subject to official notice of issuance.

                  (n) The agreements contemplated by Section 4(n) shall have been delivered to the Underwriters in a form reasonably satisfactory to them.

                  (o) The Partnership shall have furnished to the Underwriters such certificates from the Chief Executive Officer and Chief Financial Officer of the Partnership and the Intermediate Partnership, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested.

         6.       Indemnification.

                  (a) Each of the Partnership and the Intermediate Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Partnership nor the Intermediate Partnership shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Partnership or the Intermediate Partnership will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by any Underwriter expressly for inclusion in the Registration Statement or the Prospectus.

                  (b) Each Underwriter will indemnify and hold harmless the Partnership and the Intermediate Partnership, each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, each member of the Partnership Policy Committee, each director of a General Partner and each officer of the Partnership who signed the Registration Statement to the same extent as the foregoing indemnity from the Partnership and the Intermediate Partnership to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Partnership by the Underwriters expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
         Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership, the Intermediate Partnership or the Underwriters, the Partnership, the Intermediate Partnership, and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership or the Intermediate Partnership from persons other than the Underwriters, such as persons who control the Partnership or the Intermediate Partnership within the meaning of the Act, officers of the Partnership who signed the Registration Statement and each member of the Partnership Policy Committee, who also may be liable for contribution) to which the Partnership, the Intermediate Partnership and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership and the Intermediate Partnership on the one hand and the Underwriters on the other. The relative benefits received by the Partnership and the Intermediate Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

         Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership and the Intermediate Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership and the Intermediate Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Intermediate Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Partnership or any General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership and the Intermediate Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party shall be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Partnership and the Intermediate Partnership contained in this Agreement shall remain operative and in full force and effect regardless of

         (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Units and payment therefore or (iii) any termination of this Agreement.

         7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Units, on or prior to the Option Closing Date), without liability on the part of any Underwriter to the Partnership or the Intermediate Partnership, if, prior to delivery and payment for the Firm Units (or the Option Units, as the case may be), in the sole judgment of the Underwriters, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Partnership's properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Partnership shall have been suspended by the Commission, the NASD or by the New York Stock Exchange, (iii) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets or in political, financial or economic conditions or any outbreak or escalation of hostilities or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

         8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Units which it or they have agreed to purchase hereunder, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Units, the other Underwriters shall be obligated, severally, to purchase the Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Units which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Units which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as such non-defaulting Underwriters may specify; provided that in no event shall the maximum number of Firm Units which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Units agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Units and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Units and arrangements satisfactory to the non-defaulting Underwriters and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership for the purchase or sale of any Units under this Agreement. In any such case either the Underwriters or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Partnership or the Intermediate Partnership, at the office of Northern Border Partners, L.P., Enron Building, 1400 Smith Street, Houston, Texas 77002 Attention: A.H. Davis, with a copy to Northern Plains at the office of Northern Plains Natural Gas Company, 1111 South 103rd Street, Omaha, Nebraska 68124 Attention: Jerry L. Peters, or (b) if to the Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Integrated Energy and Power Group. Any such notice shall be effective only upon receipt. Any notice under
Section 7 or 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Partnership, the Intermediate Partnership and of the controlling persons, directors and officers referred to in Section 6 and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from any of the several Underwriters.

         All representations, warranties and agreements of the Partnership and the Intermediate Partnership contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

         Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The Partnership and the Intermediate Partnership each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Partnership, the Intermediate Partnership and the Underwriters.

         Each of the undersigned Underwriters hereby makes, constitutes and appoints PaineWebber Incorporated as its true and lawful attorney-in-fact, with full power and authority, in the name of such Underwriter, to execute and deliver the Price Determination Agreement contemplated by this Agreement.

         Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Intermediate Partnership and the Underwriters.

                                Very truly yours,


                                NORTHERN BORDER PARTNERS, L.P.


                                By: /s/ William R. Cordes
                                    --------------------------------------------
                                Name: William R. Cordes
                                Title: Chief Executive Officer


                                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP


                                By:  /s/ Jerry L. Peters
                                     -------------------------------------------
                                Name: Jerry L. Peters
                                Title: Chief Financial and Accounting Officer

Confirmed as of the date first
above mentioned:

                  PAINEWEBBER INCORPORATED



                  By:      /s/ Michael Jameson
                           ---------------------------------
                  Name:    Michael Jameson
                  Title:   Vice President



                  SALOMON SMITH BARNEY INC.



                  By:      /s/ Doloros Arton
                           ---------------------------------
                  Name:    Doloros Arton
                  Title:   Director


                  LEHMAN BROTHERS INC.



                  By:      /s/ Marc H. Blair
                           ---------------------------------
                  Name:    Marc H. Blair
                  Title:   Vice President

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                                  NUMBER OF FIRM
                                                                                                    UNITS TO BE
NAME OF UNDERWRITERS                                                                                 PURCHASED
--------------------                                                                                 ---------
PaineWebber Incorporated ...............................................................              625,000
Salomon Smith Barney Inc. ..............................................................              625,000
Lehman Brothers Inc. ...................................................................              625,000
                                                                                                      -------
Total                                                                                                1,875,000
                                                                                                     =========

                                                                       EXHIBIT A

                         NORTHERN BORDER PARTNERS, L.P.

                          PRICE DETERMINATION AGREEMENT

                                                                November 1, 2000

PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.

c/o  PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

         Reference is made to the Underwriting Agreement, dated November 1, 2000 (the "Underwriting Agreement"), among Northern Border Partners, L.P. (the "Partnership"), Northern Border Intermediate Limited Partnership (the "Intermediate Partnership") and PaineWebber Incorporated, Salomon Smith Barney Inc. and Lehman Brothers Inc. (collectively, the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Partnership, subject to the terms and conditions set forth therein, of an aggregate of 1,875,000 Common Units representing limited partner interests in the Partnership (the "Firm Units"). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree as follows:

         The public offering price per Common Unit for the Firm Units shall be $29.00.

         The purchase price per Common Unit for the Firm Units to be paid by the Underwriters shall be $27.77 representing an amount equal to the public offering price set forth above, less $1.23 per Common Unit.

         Attached as Schedule I to the Underwriting Agreement is a list of the Underwriters together with the number of Firm Units to be purchased by each such Underwriter, which shall be a part of this Agreement and the Underwriting Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         If the foregoing is in accordance with your understanding of the agreement among the Partnership, the Intermediate Partnership and the Underwriters, please sign and return to the Partnership a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Partnership, the Intermediate Partnership and the Underwriters in accordance with its terms and the terms of the Underwriting Agreement.

                                               Very truly yours,


                                               NORTHERN BORDER PARTNERS, L.P.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                               NORTHERN BORDER INTERMEDIATE
                                               LIMITED PARTNERSHIP


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                  Confirmed as of the date first above written:

                  PAINEWEBBER INCORPORATED

                  By: PAINEWEBBER INCORPORATED
                  Attorney-in-fact for the Underwriters

                  By:
                       ---------------------------------
                  Name:
                        --------------------------------
                  Title:
                         -------------------------------

                                                                       EXHIBIT B

                                _________ , 2000



PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019
Dear Sirs:

         In consideration of the agreement of the several Underwriters to underwrite a proposed public offering (the "Offering") of approximately 2,000,000 common units representing limited partner interests (the "Common Units") of Northern Border Partners, L.P., a Delaware limited partnership, as contemplated by a registration statement with respect to such Common Units filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-72323), the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the commencement on or before December 31, 2000 of the public offering of such Units, without the prior written consent of PaineWebber Incorporated, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Partnership to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register, any Common Units or securities convertible into or exchangeable for Common Units or warrants or other rights to acquire Common Units of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934). Any capitalized term not defined herein shall have that meaning set forth in the Underwriting Agreement.

                                           Very truly yours,


                                           By:
                                               ---------------------------------


                                           Print Name:
                                                       -------------------------

                                                                       EXHIBIT C

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.

                                 November , 2000



PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         This opinion is provided to you pursuant to Section 5(f) of that certain Underwriting Agreement, dated November 1, 2000 (the "Underwriting Agreement"), among Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership") and the Underwriters named in Schedule I thereto. Any capitalized term used in this opinion and not defined shall have the meaning assigned to such term in the Underwriting Agreement. This opinion is being provided at the closing contemplated by the Underwriting Agreement on the Closing Date.

         We have acted as counsel to the Partnership and the Intermediate Partnership in connection with the offer and sale by the Partnership of Common Units pursuant to the Underwriting Agreement. In connection with the opinions expressed below, we have examined the following:

         (1) executed originals or counterparts of the Underwriting Agreement, the Agreement of Limited Partnership for each of the Partnership and the Intermediate Partnership (the "Partnership Agreements") and all material indentures, mortgages, deeds of trusts, loan agreements and other agreements or instruments relating to borrowed money to which the Partnership or the Intermediate Partnership is a party or by which the Partnership or the Intermediate Partnership or any of the property or assets of the Partnership or the Intermediate Partnership is subject and which are described in Schedule I hereto (the "Listed Agreements");

         (2) a copy of the Certificate of Limited Partnership of the Partnership, as filed with the Secretary of State of the State of Delaware;

         (3) a copy of the Certificate of Limited Partnership of the Intermediate Partnership, as filed with the Secretary of State of the State of Delaware;

         (4) copies of letters, certificates or telegrams of recent dates received by us from public officials as to (i) the qualification or registration of the Intermediate Partnership as a foreign limited partnership in the States of Illinois, Iowa, Minnesota, Montana, Nebraska, North Dakota, South

Dakota and Texas and (ii) the registration of the Partnership as a foreign limited partnership in the State of Texas;

         (5) copies of letters, certificates or telegrams of recent dates received by us from public officials in the State of Delaware as to the due formation and valid existence of the Partnership and the Intermediate Partnership;

         (6) the Registration Statement;

         (7) evidence satisfactory to us of the effectiveness of the Registration Statement under the Act;

         (8) a certificate from an authorized officer of the Partnership, dated as of a recent date, identifying the Listed Agreements;

         (9) a report from a commercial reporting service relating to filings under the Uniform Commercial Code with the Secretary of State of Delaware naming the Partnership or the Intermediate Partnership as debtor; and

         (10) such other documents and records as we have deemed necessary or advisable for purposes of the opinions expressed below.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         (1) Each of the Partnership and the Intermediate Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, with partnership power and authority under the Delaware Act and the Partnership Agreement and the Intermediate Partnership Agreement, respectively, necessary to own, lease and operate its properties and conduct its business as described in the Prospectus;

         (2) The Partnership has been registered as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and to our knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, the State of Texas is the only jurisdiction in which the Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

         (3) The Intermediate Partnership has been qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Illinois, Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota and Texas, and to our knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, such jurisdictions are the only jurisdictions in which the Intermediate Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

         (4) The General Partners are the sole general partners of each of the Partnership and the Intermediate Partnership with a combined general partner interest in the Partnership of 1.0% and a combined general partner interest in the Intermediate Partnership of 1.0101% (subject to the provisions of the Partnership Agreement and the Intermediate Partnership Agreement, respectively); such general partner interests are duly authorized by the Partnership Agreement and the Intermediate Partnership Agreement, respectively, are validly issued and fully paid (to the extent required by the Partnership Agreement and Intermediate Partnership Agreement) and are owned of record by the General Partners free and clear of all liens, encumbrances, security interests, equities, charges or claims of record (except as provided in the Partnership Agreement, the Intermediate Partnership Agreement or the Northern Border Pipeline Partnership Agreement or pursuant to the Delaware Act, as amended) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a General Partner as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to us;

         (5) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest in the Intermediate Partnership of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is duly authorized by the Intermediate Partnership Agreement and is validly issued, fully paid and nonassessable, except as provided in Section 17-607 of the Delaware Act; and the Partnership owns such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims of record (except as provided in the Intermediate Partnership Agreement or pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to us;

         (6) Immediately prior to the closing under the Underwriting Agreement, the limited partners of the Partnership held limited partner interests in the Partnership aggregating 99.0% (subject to the provisions of the Partnership Agreement); such limited partner interests are represented by 29,347,313 Common Units; such limited partner interests and the Firm Units will be the only limited partner interests of the Partnership that are issued and outstanding immediately following the closing under the Underwriting Agreement; the Firm Units are authorized by the Partnership Agreement and are validly issued, fully paid and nonassessable, except as provided in Section 17-607 of the Delaware Act;

         (7) Insofar as such descriptions relate to legal matters or descriptions of provisions of the governing instruments, the Common Units conform in all material respects to the descriptions thereof contained in the Prospectus;

         (8) Except as described in the Prospectus and except for (i) rights granted pursuant to the Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc. and (ii) rights granted pursuant to the Exchange Agreement dated December 29, 1997 between the Partnership and Pacific Resource Partnership, there are no preemptive or other rights to subscribe for or to purchase any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to our knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party; and except as described in the Prospectus and except for restrictions on transfer of securities issued by the Partnership in reliance on Section 4(2) of the Act, there are no restrictions upon the voting or transfer of any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to our knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party.

         (9) The Registration Statement was declared effective under the Act on March 3, 1999; the Prospectus Supplement was filed with the Commission pursuant to subparagraph (2) of Rule 424(b) of the Rules and Regulations on November 2, 2000; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission;

         (10) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Partnership prior to the Closing Date (other than the financial statements and related schedules or other financial or statistical data and the projected data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

         (11) To our knowledge, there are no contracts or other documents that are required to be summarized or described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been summarized, described or incorporated by reference in the Prospectus or filed as exhibits to the Registration Statement;

         (12) The statements contained in the Prospectus under the captions "Tax Considerations" and "Recent Tax Developments," insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof that is accurate in all material respects; our opinions filed as Exhibit 8 to the Registration Statement and as Exhibit 8 to the Partnership's Form 8-K filed on November 2, 2000, are confirmed, and you may rely upon such opinions as if each of them were addressed to you;

         (13) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership; assuming due authorization, execution and delivery by, and the validity, legally binding effect and enforceability with respect to, the other parties thereto, the General Partnership Agreement governing Northern Border Pipeline, as amended and in effect on the date hereof, and each of the Partnership Agreements constitute valid and legally binding agreements of each of the Partnership, the Intermediate Partnership and the General Partners (in each case, to the extent a party thereto) and are enforceable against each such party in accordance with their respective terms, subject to the qualifications that (A) the enforceability of each such agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the rights of creditors generally,

(B) the enforceability of each such agreement may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in each such agreement is subject to equitable defenses and judicial discretion, and (D) the enforceability of certain other provisions of each such agreement may be limited by applicable laws and court decisions, none of which should materially and adversely interfere with the practical realization of the material benefits intended to be provided by such agreements;

         (14) The compliance by each of the Partnership and the Intermediate Partnership with all of the provisions of the Underwriting Agreement will not, with the passage of time or upon stated contingency or otherwise, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Listed Agreements or either of the Partnership Agreements, or (ii) result in any breach or violation of the provisions of the certificate of limited partnership of the Partnership or the Intermediate Partnership or of or any statute or any rule or regulation of any governmental agency or body having jurisdiction over either of such entities or its properties, excluding in each case any breaches or violations which, individually or in the aggregate, would not have a material adverse effect on the limited partners of the Partnership or the financial condition, results of operation, business or prospects (as described in the Prospectus) of the Partnership and the Intermediate Partnership considered as a whole;

         (15) Except as described in the Prospectus or as provided in the Partnership Agreement of the Partnership, to our knowledge there are no contracts, agreements or understandings between the Partnership, the Intermediate Partnership or the General Partners and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act;

         (16) Neither the Partnership nor the Intermediate Partnership is an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder and each General Partner is either (A) not an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder or (B) exempt from the Investment Company Act;

         (17) None of the Partnership, the Intermediate Partnership or any General Partner is a "public utility company," a "holding company" or an "affiliate" of a holding company (other than an exempt holding company) or a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

         (18) No consent, approval, authorization, order, registration or qualification of or with any federal governmental agency or body or any governmental agency or body of the State of Texas is required for the sale of the Common Units or the consummation by any of the Partnership, the Intermediate Partnership, the General Partners of the transactions contemplated by the Underwriting Agreement and the Prospectus, except (i) such consents, approvals, authorizations, orders, registrations or qualifications (a) as have been obtained, (b) as may be required under the Act or state securities or Blue Sky laws, or (c) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Intermediate Partnership to conduct their business as described in the Prospectus;

         (19) The Common Units outstanding immediately prior to the closing under the Underwriting Agreement are listed on the New York Stock Exchange, and the Units issued pursuant to the Underwriting Agreement have been approved for listing on the New York Stock Exchange, subject to notice of issuance; and

         (20) Northern Border Pipeline is validly existing as a general partnership under the laws of the State of Texas, with full partnership power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Prospectus.

The opinions expressed herein are qualified in the following respects:

         (1) We have relied, without independent investigation or verification, in respect of factual matters upon certificates of officers of the Partnership, the Intermediate Partnership and the General Partners and upon information obtained from public officials (copies of which have been furnished to you and your counsel) and other sources believed by us to be responsible.

         (2) We have assumed, without independent verification, that the certificates for the Common Units conform to the specimens thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

         (3) We express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership, the Intermediate Partnership or the General Partners may be subject.

         (4) For purposes of the foregoing opinions, we have conducted such investigation as in our judgment is necessary to enable us to render the foregoing opinions. References herein to our knowledge shall mean the actual knowledge, after due inquiry or investigation (except that with respect to the opinion in paragraph 9 we have not conducted any search of the records of any court), of our attorneys substantially participating in the work of this firm as counsel with respect to the matters relating to the transactions contemplated by the Underwriting Agreement or the Prospectus and without in any manner having conducted any investigation other than as described herein.

         (5) We have assumed that (a) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, (b) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete, and (c) no party to the Underwriting Agreement will in the future take any discretionary action (including a decision not to act) permitted under the Underwriting Agreement that would result in a violation of law.

         (6) This opinion is limited in all respects to federal laws (other than laws or regulations of the Federal Energy Regulatory Commission ("FERC") or the Interstate Commerce Commission, as to which we do not opine, except to the extent that the laws and regulations of the FERC are within the scope of paragraphs 14 and 18 above), the Delaware Act, the Delaware General Corporation Law and the laws of the States of New York and Texas (excluding rules, regulations and ordinances of counties, towns, municipalities and other special political subdivisions of the States of New York and Texas).

         Since we have not conducted any independent investigation with regard to the information set forth in the Registration Statement or Prospectus (except with respect to the opinions set forth herein), we are not (except as aforesaid), passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. We have participated, however, in conferences with officers and other representatives of the Partnership, the Intermediate Partnership, and Northern Border Pipeline and your representatives of the independent public accountants of the Partnership and the General Partners and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed. On the basis of the foregoing, we advise you that no facts have come to our attention that have led us to believe that the Registration Statement, at the time such Registration Statement or any amendment thereto became effective prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made prior to the date hereof contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, as of the date hereof, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made prior to the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through you expressly for use therein.

         This opinion is furnished to the Underwriters and is solely for the benefit of the several Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon in connection with any other transaction or by any other person or entity or furnished to anyone else without the prior written consent of the undersigned.

                                          Very truly yours,

                                   SCHEDULE I

                                LISTED AGREEMENTS

Indenture, dated as of June 2, 2000, among the Partnership, the Intermediate Partnership and Bank One Trust Company, N.A. and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Supplemental Indenture, dated as of September 14, 2000, among the Partnership, the Intermediate Partnership and Bank One Trust Company, N.A. and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

364-Day Credit Agreement dated as of June 28, 2000 among the Partnership, Bank Of America, N.A., Administrative Agent, SunTrust Bank, Syndication Agent, Bank One, NA, Documentation Agent, Banc of America Securities LLC, Lead Arranger and Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Amendment to 364-Day Credit Agreement effective as of June 28, 2000 among the Partnership, the Intermediate Partnership, Bank of America, N.A., Administrative Agent, and the Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith..

Revolving Credit Agreement dated as of June 28, 2000 among the Partnership, Bank Of America, N.A., Administrative Agent, SunTrust Bank, Syndication Agent, Bank One, NA, Documentation Agent, Banc of America Securities LLC, Lead Arranger and Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Amendment to Revolving Credit Agreement effective as of June 28, 2000 among the Partnership, the Intermediate Partnership, Bank of America, N.A., Administrative Agent, and the Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

Lost Creek Construction Loan Sponsor Guarantee dated September 21, 2000.

                                                                       EXHIBIT D

              FORM OF OPINION OF GENERAL COUNSEL OF NORTHERN PLAINS

                                November 7, 2000



PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         This opinion is provided to you pursuant to Section 5(g) of that certain Underwriting Agreement, November 1, 2000 (the "Underwriting Agreement"), among Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership"), and the Underwriters named in Schedule I thereto. Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Underwriting Agreement. This opinion is being provided for the closing contemplated by the Underwriting Agreement at the Closing Date.

         I am Vice President and General Counsel of Northern Plains Natural Gas Company, which is a General Partner and serves as the operator for Northern Border Pipeline Company. In connection with the opinions expressed below, I have examined such documents and records as I have deemed necessary or advisable for purposes thereof.

         Based on the foregoing and subject to the qualifications and limitations set forth below, I am of the opinion that:

         (i) Other than as set forth in the Prospectus, to my knowledge there are no legal or governmental proceedings pending to which the Partnership, the Intermediate Partnership or Northern Border Pipeline is a party or of which any property of any of them is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the Partnership and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (ii) Except as described in the Prospectus, to my knowledge each of the Partnership, the Intermediate Partnership and Northern Border Pipeline possesses, and is operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its business as it is currently conducted as described in the Prospectus, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership, the Intermediate Partnership or Northern Border Pipeline to conduct its businesses in all material respects as currently conducted as described in the Prospectus; to my knowledge each of the Partnership, the Intermediate Partnership and Northern Border Pipeline possesses all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its business as proposed to be conducted as described in the Prospectus, except for (a) certificates, authorizations or permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) certificates, authorizations or permits that are reasonably expected to be obtained in the ordinary course of business; and, except as described in the Prospectus, none of the Partnership, the Intermediate Partnership or Northern Border Pipeline has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a Material Adverse Effect. All government regulations, authorizations and procedures which affect the Partnership, the Intermediate Partnership and Northern Border Pipeline and the operation of their respective businesses and that are required to be described in the Prospectus are as described in the Prospectus.

         (iii) Each of the Partnership, the Intermediate Partnership and Northern Border Pipeline (1) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined in the Underwriting Agreement) ("Environmental Laws"), (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.

         (iv) None of the Partnership, the Intermediate Partnership or Northern Border Pipeline is: (i) in violation of its partnership agreement, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) other than as set forth in the Prospectus, in violation in any material respect of any law, ordinance, government rule, regulation or court decree to which it or its properties or assets may be subject, except for such violations and defaults that would not, individually or in the aggregate, result in an Material Adverse Effect.

         (v) Since the date as of which information is given in the Prospectus Supplement through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Partnership has not (i) issued or granted any partner interests, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) distributed any of the cash or other assets of the Partnership to any partner.

         (vi) Northern Border Pipeline has good and indefeasible title to all real and personal property necessary to own and operate its pipeline system in all material respects as described in the Prospectus, free and clear of all liens, claims, encumbrances and defects except (1) as described in the Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of the pipeline system or materially increase the cost of operation or ownership of the pipeline system, provided that, (a) with respect to the pipeline properties and right-of-way interests related thereto, the foregoing shall only constitute a statement that, to my knowledge except as described in the Prospectus (i) Northern Border Pipeline has sufficient title to enable it to use its pipeline properties in its business as they have been used in the past and as are proposed to be used in the future as described in the Prospectus and (ii) any lack of title has not had and will not have a Material Adverse Effect, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, such real property, buildings and equipment are held by Northern Border Pipeline under valid, subsisting and enforceable leases with such exceptions as will not have a Material Adverse Effect.

         (vii) Each of Northern Border Pipeline and Crestone was duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation and has partnership or limited liability company power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. Each of Northern Border Pipeline and Crestone is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon it or subject it or the Partnership to any material liability or disability. All of the outstanding interests of Northern Border Pipeline have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in the partnership agreement of Northern Border Pipeline). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline, and such interest is free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus or as provided in any agreement listed on Schedule I hereto (the "Listed Agreements"). All of the outstanding shares of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as provided in any Listed Agreement).


The opinions expressed herein are qualified in the following respects:

         (1) References herein to my knowledge shall mean my actual knowledge and the actual knowledge of Northern Plains' in-house attorneys substantially participating in the provision of services to Northern Border Pipeline under its operating agreement with Northern Plains.

         (2) This opinion is limited in all respects to federal laws and the laws of the State of Nebraska (excluding rules, regulations and ordinances of counties, towns, municipalities and other special political subdivisions of the State of Nebraska).

         Since I have not conducted any independent investigation with regard to the information set forth in the Registration Statement or Prospectus (except with respect to the opinions set forth herein), I am not (except as aforesaid), passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. In addition to the foregoing opinions, however, I hereby advise you that during the course of my representation of Northern Plains no facts have come to my attention that have led me to believe that the Registration Statement, at the time such Registration Statement or any amendments thereto became effective prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made prior to the date hereof contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, as of the date hereof, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made prior to the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. I express no comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by you expressly for use therein.

         This opinion is furnished to the Underwriters and is solely for the benefit of the several Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon in connection with any other transaction or by any other person or entity or furnished to anyone else without the prior written consent of the undersigned.

                                               Very truly yours,

                                   SCHEDULE I

                                LISTED AGREEMENTS

Indenture, dated as of June 2, 2000, among the Partnership, the Intermediate Partnership and Bank One Trust Company, N.A. and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Supplemental Indenture, dated as of September 14, 2000, among the Partnership, the Intermediate Partnership and Bank One Trust Company, N.A. and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

364-Day Credit Agreement dated as of June 28, 2000 among the Partnership, Bank Of America, N.A., Administrative Agent, SunTrust Bank, Syndication Agent, Bank One, NA, Documentation Agent, Banc of America Securities LLC, Lead Arranger and Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Amendment to 364-Day Credit Agreement effective as of June 28, 2000 among the Partnership, the Intermediate Partnership, Bank of America, N.A., Administrative Agent, and the Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith..

Revolving Credit Agreement dated as of June 28, 2000 among the Partnership, Bank Of America, N.A., Administrative Agent, SunTrust Bank, Syndication Agent, Bank One, NA, Documentation Agent, Banc of America Securities LLC, Lead Arranger and Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

First Amendment to Revolving Credit Agreement effective as of June 28, 2000 among the Partnership, the Intermediate Partnership, Bank of America, N.A., Administrative Agent, and the Lenders (as defined therein) and instruments executed by the Partnership or the Intermediate Partnership in connection therewith.

Lost Creek Construction Loan Sponsor Guarantee dated September 21, 2000.